Exhibit 10.5
BRIGHAM EXPLORATION COMPANY
AMENDMENT TO
NON-QUALIFIED STOCK OPTION AGREEMENTS
     This Amendment to Non-Qualified Stock Option Agreements (the “Amendment”) is made effective as of                     , 2009 by Brigham Exploration Company, a Delaware corporation (the “Company”).
W I T N E S S E T H:
     WHEREAS, the Company has granted Options to Director which were not issued under the terms of the Brigham Exploration Company 1997 Director Stock Option Plan; and
     WHEREAS, the Company and Director have entered into Non-Qualified Stock Option Agreements which reflect the terms of these Options and are listed on Exhibit A attached hereto (the “Agreements”); and
     WHEREAS, the Agreements do not permit the immediate vesting and exercise of Options upon the occurrence of certain transactions affecting the ownership of the Company; and
     WHEREAS, the Company now desires to permit the immediate vesting and exercise of Options upon the occurrence of certain transactions affecting the ownership of the Company;
     NOW, THEREFORE, in consideration of the premises, the Company does hereby amend the Agreements as follows:
     1. Section 6 of the Agreements is hereby amended by the addition of the following paragraph:
If any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person, or any “Person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), will become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate forty-nine percent (49%) or more of either the then outstanding shares of Common Stock of the Company or the voting power of the Company (a “Fundamental Change”), then immediately before and contingent upon the consummation of the Fundamental Change, any portion of the Option which is not then vested and exercisable shall become fully vested and exercisable, so that Director shall have an opportunity to exercise the Option prior to and contingent upon the consummation of the Fundamental Change. The Company shall provide to Director at least 30 days’ notice of any pending Fundamental Change during which period Director may elect to exercise the Option effective immediately before and contingent upon consummation of such Fundamental Change.
     2. Except as otherwise specifically set forth herein, all other terms and conditions of the Agreements shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of the date first written above.
BRIGHAM EXPLORATION COMPANY

By:

Its:

ACKNOWLEDGED AND AGREED TO BY:

	,	Director

Dated:

EXHIBIT A

Date of Grant	Number of Shares	Exercise Price